SECURITIES AND EXCHANGE COMMISSION
	Washington, D.C.  20549


	FORM 8-K


	CURRENT REPORT


	Pursuant to Section 13 or 15(d) of the
	Securities Exchange Act of 1934


	Date of Report (Date of earliest event reported):
	December 12, 2000


ORBIT INTERNATIONAL CORP.
(Exact name of registrant as specified in its charter)



Delaware
0-3936
11-1826363
(State or other jurisdiction
       incorporation)
(Commission   File
Number)
(IRS Employer
Identification No.)

80 Cabot Court, Hauppauge, New York        11788
(Address of principal executive offices)   (Zip Code)

Registrant's telephone number, including area code (631) 435-8300


(Former name or former address, if changed since last report)




Item 5.  Other Events
Orbit International Corp. (Nasdaq SmallCap: ORBT) today announced that it has terminated its letter of intent with Homing, Inc. pursuant to which Orbit and Homing had agreed to combine.

Pursuant to the terms of the letter of intent, closing of the transaction was subject to a number of conditions, one of which was the completion of a private placement. Homing has been unable to complete such private placement. As a result of the termination, Orbit intends to write off all costs associated with the transaction in its current fourth quarter which it expects will approximate $125,000.

Item 7:   Financial Statements, Pro Forma Financial information and Exhibits.
(c)	Exhibits
99.1	Press Release issued by the Company on December 12, 2000.



	SIGNATURES
Pursuant to the requirements of the Securities and Exchange Act of 1934, the Registrant had duly caused this report to be signed by the undersigned hereunto duly authorized.


Orbit International Corp.



By: /s/ Mitchell Binder
	Mitchell Binder
Vice President - Finance


Dated: December 14, 2000


EXHIBIT 99.1



CONTACT							FOR IMMEDIATE RELEASE
Mitchell Binder						December 12, 2000
631-435-8300


ORBIT INTERNATIONAL CORP. TERMINATES LETTER OF INTENT
TO COMBINE WITH HOMING, INC.

HAUPPAUGE, NY, December 12, 2000 -- Orbit International Corp. (Nasdaq SmallCap:
ORBT) today announced that it has terminated its letter of intent with Homing, Inc. pursuant to which Orbit and Homing had agreed to combine.
Pursuant to the terms of the letter of intent, closing of the transaction was subject to a number of conditions, one of which was the completion of a private placement. Homing has been unable to complete such private placement. As a result of the termination, Orbit intends to write off all costs associated with the transaction in its current fourth quarter which it expects will approximate $125,000.
This press release contains Aforward looking statements@, within the meaning of the
Private Securities Litigation Reform Act of 1995, regarding the Company's expectations relating to the write-off of costs associated with its letter of intent with Homing. These forward-looking statements involve known and unknown risk, uncertainties and other factors that could cause the actual future results of the Company to be materially different from such forward looking statements. Factors that might result in such differences include, without limitation, other unknown costs associated with the transaction. The forward-looking statements contained herein are also subject generally to other risks and uncertainties that are described from time to time in the Company's reports and registration statements filed with the Securities and Exchange
Commission.









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